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                                                                 Exhibit 23(C)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Forest City Enterprises, Inc. and subsidiaries n Form S-8 (File No. 33-65054) of our report dated March 11, 1998, except for Notes F, G and Q as to which the date is April 20, 1998, on our audits of the consolidated financial statements and financial statement schedules of Forest City Enterprises, Inc. and subsidiaries as of January 31, 1998 and 1997, and for the years ended January 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


                                                Coopers & Lybrand, L.L.P.
Cleveland, Ohio
April 28, 1998